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                                                                       EXHIBIT 5

                               HARWELL HOWARD HYNE
                             GABBERT & MANNER, P.C.


                           1800 FIRST AMERICAN CENTER
                              315 DEADERICK STREET
                         NASHVILLE, TENNESSEE 37238-1800
                              --------------------

                            TELEPHONE (615) 256-0500
                            FACSIMILE (615) 251-1059


JONATHAN HARWELL                                            D. ALEXANDER FARDON
LIN S. HOWARD                                               MICHAEL R. HILL
ERNEST E. HYNE II                                           JOSEPH ALLEN KELLY
CRAIG V. GABBERT, JR.                                       M. DAVID COX
MARK MANNER                                                 LEILANI BOULWARE
JAMES W. CAMERON III                                        CURTIS J. CAPELING
L. GLENN WORLEY                                             ALIX COULTER CROSS
PETER M. OLDHAM                                             DEAN BLACKWOOD
GLEN ALLEN CIVITTS                                          DONNA J. TORSNEY
GLENN B. ROSE                                               KIMBERLY A. CHANCE
BENJAMIN C. FORDHAM                                         GARY N. MEADE, JR.
LEE C. DILWORTH                                             KRISTOPHER W. KEMP
LAUREN W. ANDERSON                                          J. GREG GIFFEN
JOHN N. POPHAM IV
JOHN M. BRITTINGHAM                                          ---------------
KAAREN H. ENGEL
SUSAN V. SIDWELL                                             BARBARA HOLMES
JOHN F. BLACKWOOD                                              OF COUNSEL




                                  May 11, 1998

Central Parking Corporation
2401 21st Avenue South, Suite 200
Nashville, Tennessee 37212

Ladies and Gentlemen:

         We have acted as legal counsel to Central Parking Corporation, (the "Company") and Central Parking Finance Trust (the "Trust") in connection with the preparation of a Registration Statement on Form S-3 under the Securities Act of 1933, as amended ("Registration Statement"), relating to up to 4,400,000 shares of the Trust's convertible trust issued preferred stock, (the "Preferred Securities"), the Company's common stock, $0.01 par value per share (the "Common Stock") into which the Preferred Securities is convertible, as well as 69,473 shares of Common Stock to be sold by certain shareholders of the Trust and/or the Company (the "Selling Shareholders"), as well as the $113,402,050 principal amount of 5 1/4% Convertible Subordinated Debentures (the "Debentures") of the Company which may be distributed, under certain circumstances, to the holders of the Preferred Securities.

         We have examined and are familiar with the Amended and Restated Charter and the Bylaws of the Company, the Amended and Restated Declaration of Trust of the Trust, the indenture between the Company and Chase Bank of Texas as Trustee dated March 18, 1998 (the "Indenture") and the various corporate records and proceedings relating to the organization of the Company, the Trust and the filing of the Registration Statement. We have also examined such other documents and proceedings as we have considered necessary for the purpose of this opinion.

         Based on the foregoing it is our opinion that (i) the Preferred Securities and the Common Stock to be sold by the Selling Shareholders are validly issued, fully paid and non assessable; (ii) the Debentures issued pursuant to the Indenture are legally issued, fully paid, non-assessable binding obligations of the Company; and (iii) the shares to be issued by the Company upon conversion of the Debentures and the Preferred Securities will, when issued and delivered in the manner and on the terms described in the Amended and Restated Declaration of Trust and the Indenture, be legally issued, fully paid, and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and with such state securities administrators as may require such opinion of counsel for the registration of the Shares, and the reference to this firm under the heading "Legal Matters" in the Prospectus.

                                       Very truly yours,

                                       Harwell Howard Hyne
                                       Gabbert & Manner, P.C.